EXHIBIT 99.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

Dated as of January 21, 2005

by and among

American Real Estate Partners, L.P., as Purchaser,

and

Gascon Partners, as Seller

i

		Page
3.18	Tangible Personal Property	11
3.19	Contracts	11
3.20	Tax	12
3.21	Accuracy of Statements	13
3.22	Oil and Gas Properties	13

	ARTICLE IV
	REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1	Organization of Purchaser	14
4.2	Authority	14
4.3	No Conflicts	14
4.4	Capitalization	15

	ARTICLE V
	COVENANTS

5.1	Maintenance of Business Prior to Closing	15
5.2	Efforts to Consummate Transaction	16

	ARTICLE VI
	ASSIGNMENT AND ASSUMPTION

6.1	Assignment and Assumption	17

	ARTICLE VII
	CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

7.1	Warranties True as of Both Present Date and Closing Date	18
7.2	Compliance by Seller	18
7.3	Seller’s Certificates	18
7.4	No Material Adverse Change	18
7.5	Actions or Proceedings	18
7.6	Reserve Reports	18
7.7	Registration Rights Agreement	18

	ARTICLE VIII
	CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

8.1	Warranties True as of Both Present Date and Closing Date	18
8.2	Compliance by Purchaser	19
8.3	Purchaser’s Certificate	19
8.4	Consent of Required Lenders	19

Page
12.16	Further Assurances	34

     This MEMBERSHIP INTEREST PURCHASE AGREEMENT (the or this “Agreement”) dated as of January 21, 2005 is made and entered into by and among Gascon Partners, a New York general partnership (“Seller”), and American Real Estate Partners, L.P., a Delaware limited partnership (“Purchaser”). Capitalized terms not otherwise defined herein have the meanings set forth in Article XI.

     WHEREAS, Seller owns a membership interest (the “Membership Interest”) in NEG Holding LLC, a Delaware limited liability company (the “Company”) as described in that certain Operating Agreement for the Company dated as of May 1, 2001 (“Operating Agreement”), and Purchaser desires to purchase the Membership Interest from Seller on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, Seller desires to sell the Membership Interest to Purchaser on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
SALE OF MEMBERSHIP INTEREST AND CLOSING

     1.1 Purchase and Sale. Seller hereby agrees to sell to Purchaser the Membership Interest and Purchaser hereby agrees to purchase from Seller the Membership Interest at the Closing on the terms and subject to the conditions set forth in this Agreement.

     1.2 Purchase Price.

          (a) The purchase price for the Membership Interest shall be determined in accordance with Section 1.2(c) (the “Purchase Price”).

          (b) On or before the fifth Business Day prior to the anticipated Closing Date (the “Closing Statement Date”), Seller will deliver to Purchaser (i) true and correct copies of the 2004 Reserve Reports, and (ii) a statement (the “Closing Statement”), certified by the managing general partner of Seller, setting forth

     (i) A good faith estimate of the volume of any oil or natural gas production imbalance owed by the Company and the Subsidiaries as of December 31, 2004 (collectively, the “Imbalance”);

     (ii) A good faith estimate of the value of the Imbalance, net of royalties, taxes, overriding royalties and other burdens (the “Imbalance Value”); and

     (iii) a calculation of the Purchase Price determined in accordance with Section 1.2(c).

     All statements, reports, materials and other supporting documentation delivered under this Section 1.2(b) shall be in form and content reasonably satisfactory to Purchaser;

          (c) the Purchase Price shall be 11,344,828 depositary units representing limited partnership interests of Purchaser (“AREP Units”), provided that:

     (i) the Purchase Price shall be decreased by a number of AREP Units equal in value to the Imbalance Value.

     (ii) If the Adjusted Purchase Amount is less than $329 million, the Purchase Price shall be decreased by a number of AREP Units equal in value to the amount of such difference; provided that if the “Adjusted Purchase Amount” pursuant to the Panaco Agreement exceeds $125 million and/or the “Adjusted Purchase Amount” pursuant to the TransTexas Agreement exceeds $180 million, the amount of such excess shall be applied to reduce the reduction of the Purchase Price hereunder except to the extent any such excess has been applied to reduce the reduction of the “Merger Price” pursuant to the Panaco Agreement or the TransTexas Agreement.

     For purposes of this Section 1.2(c), the value of an AREP Unit shall be $29.

     1.3 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall take place (a) at the offices of Purchaser, located at 100 South Bedford Road, Mt. Kisco, NY at 10:00 a. m., local time, on the second business day immediately following the day on which the last to be satisfied or waived of the conditions set forth in Articles VII and VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance herewith or (b) at such other time, date or place as Purchaser and Seller may agree. The date on which the Closing occurs is herein referred to as the “Closing Date”.

     1.4 Actions at the Closing.

          (a) At the Closing: (i) Purchaser shall deliver to Seller one or more certificates representing the AREP Units constituting the Purchase Price, (ii) Purchaser, Seller, the Company, AREH, AREP Oil and Gas and AREP/NEG MGP LLC shall enter into an Assignment Agreement in the form of Exhibit A attached hereto (the “Assignment Agreement”) pursuant to which Seller shall assign all of the limited liability company interests in the Company through Purchaser to AREH, from AREH to AREP Oil and Gas, and from AREP Oil and Gas to AREP/NEG MGP LLC and AREP/NEG MGP LLC shall be admitted as a member of the Company, (iii) Seller shall deliver or cause to be delivered to Purchaser the certificate described in Section 7.3, and (iv) Purchaser shall deliver or cause to be delivered to Seller the items required by Sections 8.3 and 8.6.

          (b) In the event that the parties fail to obtain the written consent of the Required Lenders (as defined in the Mizuho Pledge Agreement) with respect to the sale of the Membership Interest as set forth herein, and the parties shall not have entered into the documentation contemplated in Section 5.2(a) hereof, then Purchaser shall either (x) refinance the loans under the Mizuho Credit Documents with loans that permit such transactions and proceed to purchase the Membership Interest as contemplated herein, or (y) rather than purchasing the Membership Interest as contemplated herein, instead purchase at the Closing all of the partnership interest in Seller (the ”Alternative Transaction”) in accordance with the terms of a purchase agreement (the “Substitute Agreement”) substantially in the same form as this Agreement, except that:

     (i) the Substitute Agreement will provide that Cigas Corp. (“Cigas”), a Delaware corporation that holds a managing general partnership interest in Seller (the “Managing GP Interest”), and Astral Gas Corp. (“Astral” and together with Cigas, the “Alternative Sellers”), a Delaware corporation that holds a general partnership interest in Seller (the “GP Interest” and together with the Managing GP Interest, the “GP Interests”), shall sell the GP Interests to Purchaser for the Purchase Price; and

     (ii) the Substitute Agreement will contain representations and warranties of the Alternative Sellers relating to themselves, Seller and the sale of the GP Interests that are appropriate for a transactions of this type; and

     (iii) this Agreement will terminate upon the closing of the transactions contemplated by the Substitute Agreement.

          (c) In the event that Purchaser determines to proceed with the Alternative Transaction, it shall provide written notice thereof to Seller on or prior to the Closing Statement Date (the “Section 1.4 Notice”).

     1.5 Tax Treatment. The Sellers and AREP agree and acknowledge that the sale of the Membership Interest to Purchaser shall qualify as a nonrecognition transaction pursuant to Section 721(a) of the Internal Revenue Code of 1986, as amended.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Purchaser to enter into this Agreement, Seller hereby makes the following representations and warranties to Purchaser:

     2.1 Organization of Seller. Seller is a general partnership duly organized, validly existing and in good standing under the Laws of the State of New York. Seller has full organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation, to sell and transfer (pursuant to this Agreement) the Membership Interest.

     2.2 Partnership Authority. The execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations hereunder, have been duly and validly authorized by Seller’s Managing General Partner and no other action on the part of Seller or its Managing General Partner is necessary for such execution, delivery or performance. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     2.3 Title. The delivery of the Assignment Agreement and other instruments of transfer delivered by Seller to Purchaser at the Closing will transfer to Purchaser good and valid title to the Membership Interest, free and clear of all Liens other than Liens created by Purchaser and the Bank of Texas Lien.

     2.4 No Conflicts. Except for any conflict relating to the matters for which the Proposed Consent is being sought, the execution and delivery by Seller of this Agreement do not, and the performance by Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the organizational documents of Seller, the Company, or any of the Subsidiaries;

          (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller, the Company, or any of the Subsidiaries, or any of the Assets and Properties of Seller, the Company, or any of the Subsidiaries; or

          (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller, the Company, or any of the Subsidiaries to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon Seller, the Company, or any of the Subsidiaries or any of the Assets and Properties of Seller, the Company, or any of the Subsidiaries under, any Contract or License to which Seller, the Company or any of the Subsidiaries is a party or by which any of the Assets and Properties of Seller, the Company or any of the Subsidiaries, is bound.

     2.5 Consents and Approvals. Except for (i) any consent, authorization or approval relating to the matters for which the Proposed Consent is being sought, (ii) the approval of depositary unit holders of the Purchaser required by the New York Stock Exchange, and (iii) approvals to amend the Purchaser’s amended and restated agreement of limited partnership, dated as of May 12, 1987, as amended, as contemplated by Section 8.8 hereof, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Seller of this Agreement or the consummation of the transactions contemplated hereby.

     2.6 Brokers. Neither Seller nor the Company nor any Subsidiary has used any broker or finder in connection with the transactions contemplated hereby, and neither Purchaser nor any Affiliate of Purchaser has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained or purporting to be retained by Seller or by the Company or any Subsidiary in connection with any of the transactions contemplated by this Agreement.

     2.7 Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company, any Subsidiary or Seller to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF SELLER RELATING TO THE COMPANY AND THE SUBSIDIAIRIES

     As an inducement to Purchaser to enter into this Agreement, Seller hereby makes the following representations to Purchaser, except as set forth in the Disclosure Schedule attached to this Agreement (it being agreed that any exceptions to such representations and warranties shall clearly identify the sections of this Agreement to which they apply).

     3.1 Due Organization of Company and the Subsidiaries; Status.

          (a) The Company and each of the Subsidiaries is duly organized and validly existing under the laws of the state in which it is incorporated or organized, as the case may be, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. The Company and each of the Subsidiaries is licensed or qualified to do business and is in good standing (where the concept of “good standing” is applicable) as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such licensing or qualification (except, with respect to the Subsidiaries, where the failure to be so licensed or qualified or be in good standing will not in the aggregate adversely affect the validity or enforceability of this Agreement or have a Material Adverse Effect on any of the Subsidiaries).

          (b) The Seller has delivered to Purchaser true, correct and complete copies of the organizational documents of the Company and the Subsidiaries, which organizational documents are in full force and effect.

     3.2 Capitalization. Immediately prior to the Closing, the Seller will own the Membership Interest, free and clear of all Liens other than the Bank of Texas Lien. Immediately prior to the Closing, the Company will own 100% of the limited liability company interests of each of the Subsidiaries, free and clear of all Liens other than Liens existing pursuant to the Mizuho Credit Documents. No Person holds any option, warrant, convertible security or other right to acquire any interest in the Company or any of the Subsidiaries. There are no obligations, contingent or otherwise, of the Company or the Subsidiaries to repurchase, redeem or otherwise acquire any ownership interests of the Company or any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other Person.

     3.3 Subsidiaries. The Company has no subsidiaries other than NEG Operating LLC, Shana National LLC, a Delaware limited liability company (“Shana”), NGX Energy Limited Partnership, a Delaware limited partnership, NGX GP of Delaware LLC, a Delaware limited liability company, and NGX LP of Delaware LLC, a Delaware limited liability company. NEG Operating LLC has no subsidiaries other than Shana, NGX GP of Delaware LLC and NGX LP of Delaware LLC. Shana has no subsidiaries. NGX GP of Delaware LLC is the general partner, and NGX LP of Delaware LLC is the limited partner, of NGX Energy Limited Partnership. NGX Energy Limited Partnership has no subsidiaries. Except for its interests in the Subsidiaries, neither the Company nor any of the Subsidiaries owns directly or indirectly any ownership or other investment interest, either of record, beneficially or equitably, in any Person.

     3.4 Financial Statements.

          (a) The Seller has delivered to Purchaser true, correct and complete copies of the Audited Financial Statements. The Audited Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, assets, liabilities and retained earnings of the respective companies as of the dates thereof and the revenues, expenses, results of operations, and cash flows of the respective companies for the periods covered thereby. The Audited Financial Statements are in accordance with the books and records of the respective companies, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact (whether or not required to be disclosed under GAAP) or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

          (b) The Seller has delivered to Purchaser true and complete copies of the Interim 2004 Financial Statements. The Interim 2004 Financial Statements present fairly the financial position, assets, liabilities and retained earnings of the respective companies as of the dates thereof and the revenues, expenses, results of operations, and cash flows of the respective companies for the periods covered thereby. The Interim 2004 Financial Statements are in accordance with the books and records of the respective companies, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact (whether or not required to be disclosed under GAAP) or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     3.5 No Adverse Effects or Changes. Since December 31, 2003, (i) neither the Company nor any of the Subsidiaries has suffered any Material Adverse Effect; (ii) there has been no change, event, development, damage or circumstance affecting the Company or the Subsidiaries that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company or any of the Subsidiaries; (iii) there has not been any change by the Company or any of the Subsidiaries in its accounting methods, principles or practices, or any revaluation by the Company or any of the Subsidiaries of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable; and (iv) the Company and each of the Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice.

     3.6 Title to Properties. Each of the Company and the Subsidiaries has good and marketable title to, and each Subsidiary is the lawful owner of, all of the tangible and intangible assets, properties and rights used in connection with its respective businesses and all of the tangible and intangible assets, properties and rights reflected in the Financial Statements, except for changes accruing in the ordinary course of business that would not, individually or in the aggregate, adversely affect the ability of the Company or any of the Subsidiaries to conduct its business in the ordinary course, consistent with past practice.

     3.7 Litigation. Except as disclosed in the Financial Statements, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations, with such exceptions as are individually, or in the aggregate, not material in nature or amount, pending or, to the Knowledge of Seller, threatened against or affecting the Company, the Subsidiaries or any of their respective officers, directors, employees or agents in their capacity as such, or any of the Company’s Assets and Properties or businesses of the Company or any of the Subsidiaries, and to Seller’s Knowledge, any facts or circumstances which may give rise to any of the foregoing. Except as disclosed in the Financial Statements, neither the Company nor any of the Subsidiaries is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority.

     3.8 Claims Against Officers and Directors. There are no pending or, to the Seller’s Knowledge, threatened claims against any director, officer, employee or agent of the Company, the Subsidiaries or any other Person, which could give rise to any claim for indemnification against the Company or the Subsidiaries or cause the Company or the Subsidiaries to incur any material liability or otherwise suffer or incur any material Loss.

     3.9 Insurance.

          (a) The Company and the Subsidiaries maintain insurance policies that provide adequate and suitable insurance coverage for the business of the Company and the Subsidiaries and are on such terms, cover such risks and are in such amounts as the insurance customarily carried by comparable companies of established reputation similarly situated and carrying on the same or similar business.

          (b) Prior to the date hereof, Seller has delivered to Purchaser all insurance policies (including policies providing property, casualty, liability, workers’ compensation, and bond and surety arrangements) under which the Company and the Subsidiaries are an insured, a named insured or otherwise the principal beneficiary of coverage. All insurance policies of the Company and the Subsidiaries are in full force and effect. Neither the Company nor the Subsidiaries has received notice of any refusal of coverage with respect to an existing policy. The Company and the Subsidiaries have paid all premiums due under all such policies.

     3.10 Compliance with Law. Except as set forth in the Financial Statements, the Company and the Subsidiaries are in compliance and, at all times, have been in compliance in all respects with all applicable Laws relating to the Company or the Subsidiaries or their respective Assets and Properties or businesses. Except as disclosed in the Financial Statements, no investigation or review by any governmental authority or self-regulatory authority is pending or, to Seller’s Knowledge, threatened, nor has any such authority indicated orally or in writing to the Seller, the Company or any of the Subsidiaries an intention to conduct an investigation or review of the Company or any of the Subsidiaries or, with respect to the Company or any of the Subsidiaries, or Seller.

     3.11 Undisclosed Liabilities. Except as disclosed in the Financial Statements, neither the Company nor any of the Subsidiaries has any material liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, other than liabilities and obligations incurred after September 30, 2004 in the ordinary course of business consistent with past practice (including as to amount and nature).

     3.12 Related Parties. Except as disclosed in the Financial Statements or on Schedule 3.12 and except for transactions solely between the Company and the Subsidiaries or solely between the Company’s Subsidiaries, (i) no Affiliate of the Company is a party to any Contract with the Company or any of the Subsidiaries; (ii) no Affiliate of the Company owes any material amount of money to, nor is such Affiliate owed any material amount of money by, the Company or any of the Subsidiaries, (iii) neither the Company nor any of the Subsidiaries has, directly or indirectly, guaranteed or assumed any indebtedness for borrowed money or otherwise for the benefit of an Affiliate of the Company or any of the Subsidiaries; and (iv) neither the Company nor any of the Subsidiaries has made any material payment to, or engaged in any material transaction with, an Affiliate of the Company.

     3.13 Intellectual Property.

          (a) The Company and the Subsidiaries own, or possess adequate rights to use, all material patents, trade names, trademarks, copyrights, inventions, processes, designs, formulae, trade secrets, know-how, seismic data and other intellectual property rights necessary for, used or held for use in the conduct of their businesses. All material intellectual property necessary for used or held for use in the conduct of the businesses of the Company and any of the Subsidiaries has been duly registered with, filed in or issued by the relevant filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any applicable Law, and such registrations, filings or issuances remain in full force and effect.

          (b) The conduct of the business of the Company and the Subsidiaries does not infringe or otherwise conflict with any rights of any Person in respect of intellectual property rights. None of the intellectual property rights owned by the Company or the Subsidiaries is being infringed or otherwise, in any way, used or available for use by any Person without a license or permission from the Company and the Subsidiaries and neither the Company nor any of the Subsidiaries has taken or omitted to take any action which would have the effect of waiving any of its rights thereunder. Neither the Company nor any of the Subsidiaries has received a claim of infringement or conflict by any third party in respect of any intellectual property used by the Company or the Subsidiaries.

     3.14 Environmental Matters. Except as set forth in the disclosure documents of NEGI filed publicly with the U.S. Securities and Exchange Commission (the “SEC”) prior to the date hereof, or as set forth in the Financial Statements:

          (a) The Company and each of the Subsidiaries have obtained all material Environmental Permits that are required with respect to their respective Assets and Properties and businesses, either owned or leased;

          (b) The Company, each of the Subsidiaries, and their respective Assets and Properties and businesses, are and have been in compliance in all material respects with all terms and conditions of all applicable Environmental Laws and Environmental Permits;

          (c) There are no Environmental Claims pending or, to the knowledge of Seller, threatened against the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has received any notice from any Governmental or Regulatory Authority or any person of any violation or liability arising under any Environmental Law or Environmental Permit in connection with its Assets and Properties, businesses or operations;

          (d) Neither the Company, nor any of its Subsidiaries, nor any other Person has caused or taken any action that will result in any material liability, obligation or cost on the part of the Company or any of its Subsidiaries relating to (x) environmental conditions on, above, under or from any properties or assets currently or formerly owned, leased, operated or used by the Company or any of its Subsidiaries, or (y) the past or present use, management, transport, treatment, generation, storage, disposal, release or threatened release of Hazardous Materials.

          (e) Neither the Company nor any of the Subsidiaries owns, leases or operates or has owned, leased or operated, any property listed on the National Priorities List pursuant to

CERCLA or on the CERCLIS or on any other federal or state list as sites requiring investigation or cleanup;

          (f) Neither the Company nor any of the Subsidiaries is transporting, has transported, or is arranging for the transportation of, any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS, or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to material claims against the Company or the Subsidiaries for investigative or remedial work, damage to natural resources, property damage or personal injury including claims under CERCLA;

          (g) There are no sites, locations or operations at which the Company or any of the Subsidiaries is currently undertaking, or has completed, any investigative, remedial, response or corrective action as required by Environmental Laws;

          (h) There are no physical or environmental conditions existing on any property owned or leased by the Company or the Subsidiaries resulting from their respective operations or activities, past or present, at any location, that would give rise to any material on-site or off-site investigative or remedial obligations or any corrective action under any applicable Environmental Laws; and

          (i) The Seller has provided to Purchaser all material environmental site assessments, audits, investigations and studies in its possession, custody or control.

     3.15 Employees, Labor Matters, etc. Except as set forth in the Financial Statements, neither the Company nor any of the Subsidiaries is a party to or bound by, and none of their employees is subject to, any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company or any of the Subsidiaries. There has not occurred or been threatened any material strike, slow down, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or any of the Subsidiaries. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of the Company or any of the Subsidiaries. The Company and the Subsidiaries have complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities; except for any failure to comply that, individually and in the aggregate, is not reasonably likely to result in any Company Material Adverse Effect.

     3.16 Employee Benefit Plans.

          (a) Except as set forth in the Financial Statements or accrued thereafter in accordance with the terms of the Plans as of the date hereof, neither the Company nor any of the Subsidiaries has incurred any material liability, and no event, transaction or condition has occurred or exists that could result in any material liability, on account of any Plans, including but not limited to liability for (i) additional contributions required to be made under the terms of any Plan or its related trust, insurance contract or other funding arrangement with respect to periods ending on or prior to the date hereof which are not reflected, reserved against or accrued in the Financial Statements; (ii) breaches by the Company or any of the Subsidiaries, or any of their employees, officers, directors, stockholders, or, to the knowledge of Seller, the trustees under the trusts created under the Plans, or any other Persons under ERISA or any other applicable Law; or (iii) income taxes by reason of non-qualification of the Plans. Each of the Plans has been operated and administered in all material respects in compliance with its terms, all applicable Laws and all applicable collective bargaining agreements. Since September 30, 2004, neither the Company nor any of the Subsidiaries has communicated to any current or former director, officer, employee or consultant thereof any intention or commitment to amend or modify any Plan, or to establish or implement any other employee or retiree benefit or compensation plan or arrangement, which would materially increase the cost to the Company or any Subsidiary.

          (b) Each Plan which is intended to be “qualified” within the meaning of section 401(a) of the Code, and the trust (if any) forming a part thereof has received a favorable determination letter or is covered by an opinion letter from the Internal Revenue Service and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. All amendments and actions required to bring each Plan into conformity with the applicable provisions of ERISA, the Code, and any other applicable Laws have been made or taken.

          (c) There are no pending or threatened claims (and no facts or circumstances exist that could give rise to any such claims) by or on behalf of any participant in any of the Plans, or otherwise involving any such Plan or the assets of any Plan, other than routine claims for benefits in the ordinary course. The Plans are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other Governmental or Regulatory Authority.

          (d) None of the Plans provides benefits of any kind with respect to current or former employees, officers, or directors (or their beneficiaries) of the Company and the Subsidiaries beyond their retirement or other termination of employment, other than (i) coverage for benefits mandated by Section 4980B or the Code, (ii) death benefits or retirement benefits under an employee pension benefit plan (as defined by section 3(2) of ERISA), or (iii) benefits, the full cost of which is borne by such current or former employees, officers, directors, or beneficiaries.

          (e) No Plan sponsored by the Company and the Subsidiaries is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or a “multiple employer plan” as addressed in section 4063 or 4064 of ERISA. No Plan sponsored by the Company and the Subsidiaries is subject to Title IV of ERISA.

          (f) The consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event, including, without limitation, the passage of time) result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus payments or otherwise) becoming due under any agreement or oral arrangement to any current or former director, officer, employee or consultant of the Company and the Subsidiaries, (ii) any increase in the amount of salary, wages or other benefits payable to any director, officer, employee or consultant of the Company and the Subsidiaries, or (iii) any acceleration of the vesting or timing of payment of any benefits or compensation (including, without limitation, any increased or accelerated funding obligation) payable to any director, officer, employee or consultant of the Company and the Subsidiaries.

     3.17 Real Property. Schedule 3.17 contains a legal description of each parcel of real property, leases in real property, or other interests in real property, (including the address thereof) and a legal description of each parcel in which the Company and any of the Subsidiaries hold a valid easement to use such parcel (the “Real Property”). The Company or a Subsidiary, as applicable, has Good and Defensible Title to, or a valid and subsisting leasehold estate, or easement, in each such parcel of Real Property, free and clear of all Liens other than Permitted Encumbrances. All of the real property leases in the Real Property are valid, binding, and enforceable in accordance with their terms, and are in full force and effect.

     3.18 Tangible Personal Property. The Company or a Subsidiary is in possession of and has good title to, or have valid leasehold interests in or valid rights under contract to use, all of the real and personal property used or held for use in the business of the Company or the Subsidiaries, including the interest of the Company or a Subsidiary in all wells, well and leasehold equipment, pipelines, platforms, facilities, improvements, goods and other personal property located on or used in connection with the Real Property (the “Fixtures and Equipment”). All the Fixtures and Equipment is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws. All of the Fixtures and Equipment is adequate for the uses to which they are being put and are sufficient for the conduct of the business of the Company and the Subsidiaries in the manner as conducted prior to the Closing. The Company or a Subsidiary owns all of the Fixtures and Equipment free and clear of all Liens except the Permitted Encumbrances.

     3.19 Contracts.

     (a) Schedules 3.19 and 3.17 contains a true and complete list of each of the following Contracts as of the date hereof:

     (i) all Contracts providing for a commitment of employment or consultation services for a specified term and payments at any one time or in any one year in excess of $100,000;

     (ii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability the Company or any of the Subsidiaries to engage in any business activity or compete with any Person;

     (iii) all Contracts relating to indebtedness of the Company or any of the Subsidiaries;

     (iv) all Contracts (other than this Agreement) providing for (i) the disposition or acquisition of any assets or properties that individually or in the aggregate are material to the business or any of the Subsidiaries or that contain continuing obligations of any of the Subsidiaries, or (ii) any merger or other business combination involving the Company or any of the Subsidiaries;

     (v) all Contracts (other than this Agreement) that limit or contain restrictions on the ability of the Company or any of the Subsidiaries to incur indebtedness or incur or suffer to exist any Lien, to purchase or sell any assets, to change the lines of business in which it participates or engages or to engage in any merger or other business combination;

     (vi) all Contracts establishing any joint venture, strategic alliance or other collaboration;

     (vii) all Contracts with any Person obligating the Company and any of the Subsidiaries to guarantee or otherwise become directly or indirectly obligated with respect to any liability or obligation in excess of $25,000 in each case or $100,000 in the aggregate at any one time outstanding;

     (viii) all Contracts for the leasing of real property by the Company and any of the Subsidiaries setting forth the address, landlord and tenant for each lease; and

     (ix) all other Contracts that (i) involve the payment, pursuant to the terms of any such Contract, by or to the Company or any of the Subsidiaries of more than $100,000 annually, (ii) cannot be terminated within 90 days after giving notice of termination without resulting in any material cost or penalty to the Company, or (iii) are material to the businesses of the Company and the Subsidiaries;

          (b) Prior to the date hereof, true, correct and complete copies of the Mizuho Credit Documents and each Contract required to be disclosed in Schedule 3.19 have been delivered to, or made available for inspection by, Purchaser. Each such Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or the applicable Subsidiary and, of each other party thereto; and neither the Company nor, to the knowledge of Seller, any other party to such Contract, is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract). All conditions necessary to maintain the Contracts in force have been duly performed.

     3.20 Tax.

          (a) The Company and the Subsidiaries have duly and timely filed with the appropriate taxing authorities all material federal, state and local income Tax Returns and all other material Tax Returns required to be filed through the date hereof and will duly and timely file any such returns required to be filed on or prior to the Closing. Such Tax Returns and other information filed are (and, to the extent they will be filed prior to the Closing, will be) complete and accurate in all material respects. Neither the Company nor either of the Subsidiaries has pending any request for an extension of time within which to file federal, state or local income Tax Returns.

          (b) All Taxes of the Company and the Subsidiaries in respect of periods (or portions thereof) ending at or prior to the Closing have been paid by the Company and the Subsidiaries or such Taxes (other than income Taxes) are shown as due and payable after the Closing on the Financial Statements.

          (c) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or material Tax Returns of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has received a written notice of any such pending audits or proceedings. There are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from the Company or any of the Subsidiaries.

          (d) Neither the IRS nor any other taxing authority (whether domestic or foreign) has asserted in writing, or to the best knowledge of the Company and the Subsidiaries, is threatening to assert, against the Company or any of the Subsidiaries any material deficiency or material claim for Taxes in excess of the reserves established therefor.

          (e) There are no Liens for Taxes upon any property or assets of the Company or any of the Subsidiaries, except for Liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings as set forth on Schedule 3.20(e) and as to which adequate reserves have been established in accordance with GAAP.

          (f) Neither the Company nor any of the Subsidiaries has any obligation under any Tax sharing agreement or similar arrangement with any other Person with respect to Taxes of such other Person.

     3.21 Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company or Seller to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     3.22 Oil and Gas Properties.

          (a) The Company or a Subsidiary has Good and Defensible Title to all Oil and Gas Properties.

          (b) To the Knowledge of Seller (i) all of the Wells of the Company and the Subsidiaries have been drilled and completed within the boundaries of the Oil and Gas properties of the Company and the Subsidiaries or within the limits otherwise permitted by Contract, and by applicable Laws; and (ii) all drilling and completion of such Wells and all operations with respect thereto have been conducted in compliance with all applicable Laws, except such violations that would not or could not reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries.

          (c) The Company and the Subsidiaries have all material Licenses necessary for, used or held for use in the conduct of their businesses.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     4.1 Organization of Purchaser. Purchaser is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full organizational power and authority to execute and deliver this Agreement and to perform Purchaser’s obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to buy pursuant to this Agreement the Membership Interest and issue to Seller in consideration therefore the AREP Units.

     4.2 Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder (including the issuance of the AREP Units), have been duly and validly authorized and, no other partnership action on the part of Purchaser is necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

     4.3 No Conflicts. The execution and delivery by Purchaser of this Agreement and the issuance of the AREP Units as contemplated hereby do not, the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby, will not:

          (a) conflict with, or result in a violation or breach of, any of the terms, conditions or provisions of the organizational documents of Purchaser;

          (b) conflict with, or result in a violation or breach of, any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties (other than such conflicts, violations or breaches which will not have a Material Adverse Effect on Purchaser; or

          (c) (i) conflict with, or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon Purchaser or any of its Assets and Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

     4.4 Capitalization. The AREP Units have been duly authorized by all required action on the part of the Purchaser; the AREP Units, when issued and paid for in accordance with the Agreement, will be validly issued, fully paid and nonassessable, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Purchaser, except as expressly set forth in the Agreement.

ARTICLE V

COVENANTS

     5.1 Maintenance of Business Prior to Closing.

          (a) The Seller shall cause each of the Company and the Subsidiaries from the date hereof through the Closing Date to:

     (i) conduct its operations and business according to their usual, regular and ordinary course consistent with past practice;

     (ii) use all commercially reasonable efforts to keep its business and properties substantially intact, including its present operation, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, employees;

     (iii) maintain its corporate existence;

     (iv) maintain its books and records and accounts in its usual, regular, and ordinary manner in compliance with all applicable laws and governmental orders;

     (v) pay and discharge when due all taxes, assessments and governmental charges imposed upon it or any of its properties, or upon the income or project therefrom in the ordinary course of business consistent with past practice;

     (vi) promptly notify Purchaser of any Material Adverse Change to the Company or the Subsidiaries; and

     (vii) permit representatives of Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Company and the Subsidiaries.

          (b) Without limiting the generality of the foregoing, from the date hereof through the Closing, Seller shall not and shall cause each of the Company and its Subsidiaries not to:

     (i) engage in any transaction, or take or omit to take any action, that would result in a breach of any representation or warranty in Article II and III of this Agreement;

     (ii) declare, set aside, or pay any dividend;

     (iii) declare or pay any increase in compensation to any officer, director, employee or agent of the Company or any of the Subsidiaries, except in the ordinary course consistent with past practice;

     (iv) enter into any Contract that, had it been in effect on the date hereof, would have been required to be listed on Schedule 3.19, except for those Contracts entered into in the ordinary course consistent with past practice;

     (v) permit, allow or suffer any of its properties, assets or rights to be subject to any Lien other than Permitted Encumbrances;

     (vi) incur any long-term indebtedness except under the Mizuho Credit Agreement;

     (vii) make any material capital expenditure or commitment, other than for emergency repairs or replacement, except for those capital expenditures or commitments made in the ordinary course consistent with past practice;

     (viii) terminate, materially modify, assign, or materially amend any Contract required to be listed on Schedule 3.19, except in the ordinary course consistent with past practice.

     5.2 Efforts to Consummate Transaction.

          (a) Purchaser (with the co-operation of Seller) shall use commercially reasonable efforts to obtain the written consent of the Required Lenders (as defined in the Mizuho Pledge Agreement) to the sale of the Membership Interest. Purchaser shall enter into such agreements and deliver such other documentation (in each case, in form and substance reasonably satisfactory to Purchaser and Seller) to the Agents under the Mizuho Credit Documents in order to effect the transfer of the Membership Interest subject to the Bank of Texas Lien and to cause Purchaser to replace Seller under the Mizuho Pledge Agreement and all other documents to which Seller is a party under the Mizuho Credit Documents.

          (b) From the date hereof through the Closing Date, upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. The parties will use their commercially reasonable efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in a Company Material Adverse Effect on the Company or the Subsidiaries or an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable Law or regulation or from any Governmental or Regulatory Authority or third parties, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. For purposes of this Section 5.2, Seller shall not be obligated to make any payment to any third party as a condition to obtaining such party’s consent or approval, other than for required filing fees.

          (c) As promptly as practicable following the date hereof: (i) Purchaser shall take all action necessary to call, give notice of and hold a meeting (the “Meeting”) of the holders of AREP Units to vote on the matters described in Section 8.6 hereof (the “Proposals”); and (ii) Purchaser shall prepare and file with the SEC a proxy or information statement (the “Statement”) of Purchaser to be sent to the holders of AREP Units in connection with the Meeting. Purchaser shall use commercially reasonable efforts to cause the Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Each of such Proposals, and all Statements and other documents relating thereto, shall be in form and substance reasonably acceptable to Purchaser, Seller, Barberry Corp. and High Coast Limited Partnership. Each of Barberry Corp. and High Coast Limited Partnership hereby agrees to vote all of its AREP Units in favor of the Proposals at the Meeting. Notwithstanding the foregoing, to the extent practicable, the parties shall take all necessary and appropriate action to cause the Proposals to be approved without a meeting of the holders of AREP Units in accordance with applicable law.

          (d) From the date hereof through the Closing Date, Seller shall give prompt written notice to Purchaser of: (i) any occurrence, or failure to occur, of any event which occurrence or the failure would reasonably be expected to cause any representation or warranty of any of the Seller contained in this Agreement, if made on or as of the date of such event or as of the Closing Date, to be untrue or inaccurate, except for changes permitted by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date; or (ii) any failure of the Seller, the Company, the Subsidiaries or any officer, general partner, director, employee, consultant or agent of the Seller, the Company or the Subsidiaries, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the Seller or the conditions to the obligations of Purchaser hereunder.

ARTICLE VI
ASSIGNMENT AND ASSUMPTION

     6.1 Assignment and Assumption. At the Closing, Seller, the Company, Purchaser, AREH , AREP Oil and Gas and 6.2 AREP/NEG MGP LLC shall enter into the Assignment Agreement pursuant to which Seller will transfer, assign, convey and grant through Purchaser, AREH, and AREP Oil and Gas to AREP/NEG MGP LLC, its successors and assigns forever 100% of Seller’s rights, title and interest to the Membership Interest.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser under Article I of this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

     7.1 Warranties True as of Both Present Date and Closing Date. Each of the representations and warranties of Seller contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date.

     7.2 Compliance by Seller. Seller shall have duly performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by Seller on or prior to the Closing Date.

     7.3 Seller’s Certificates. Purchaser shall have received a certificate dated as of the Closing Date executed by an authorized officer of Seller certifying as to the fulfillment and satisfaction of the conditions set forth in Sections 7.1 and 7.2.

     7.4 No Material Adverse Change. No Material Adverse Change to the Company or any of the Subsidiaries shall have occurred and no event shall have occurred which, in the reasonable judgment of Purchaser, is reasonably likely to have a Material Adverse Effect on the Company or any of the Subsidiaries.

     7.5 Actions or Proceedings. No action or proceeding by any Governmental Authority shall have been instituted or threatened, and no action or proceeding by other Person shall have been instituted, which (a) is reasonably likely to have a Material Adverse Effect on the Company or any of the Subsidiaries, or (b) is reasonably likely to enjoin, restrain or prohibit, or is reasonably likely to result in substantial damages in respect of, any provision of the Agreement or the consummation of the transactions contemplated hereby.

     7.6 Reserve Reports. Purchaser shall have received the 2004 Reserve Reports.

     7.7 Registration Rights Agreement. Purchaser shall have executed and delivered the Registration Rights Agreement.

ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligations of Seller under Article I of this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

     8.1 Warranties True as of Both Present Date and Closing Date. Each of the representations and warranties of Purchaser contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

     8.2 Compliance by Purchaser. Purchaser shall have duly performed and complied with its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by Purchaser on or prior to the Closing Date.

     8.3 Purchaser’s Certificate. Seller shall have received a certificate dated as of the Closing Date executed by an authorized officer of Purchaser certifying as to the fulfillment and satisfying the conditions set forth in Sections 8.1 and 8.2.

     8.4 Consent of Required Lenders. The written consent of the Required Lenders (as defined in the Mizuho Pledge Agreement) shall have been obtained with respect to the sale of the Membership Interest and Purchaser shall have entered into the document contemplated in Section 5.2(a) or Purchaser shall have either (i) refinanced the loans under the Mizuho Credit Documents with loans that do not require such consent or (ii) consummated the Alternative Transaction.

     8.5 Actions or Proceedings. No action or proceeding by any Governmental Authority shall have been instituted or threatened, and no action or proceeding by other Person shall have been instituted, which (a) is reasonably likely to have a Material Adverse Effect on the Company or any of the Subsidiaries, or (b) is reasonably likely to enjoin, restrain or prohibit, or is reasonably likely to result in substantial damages in respect of, any provision of the Agreement or the consummation of the transactions contemplated hereby.

     8.6 Approval. The transactions contemplated by this Agreement shall have been approved through all depositary unit holder action required by the New York Stock Exchange.

     8.7 Registration Rights Agreement. Seller shall have executed and delivered the Registration Rights Agreement.

     8.8 Amendment to Limited Partnership Agreement. The Purchaser’s amended and restated agreement of limited partnership, dated as of May 12, 1987, as amended, shall have been amended (i) as necessary to consummate this transaction, (including without limitation, modification of Section 4.5(c) thereof to render such section inapplicable to any transactions approved by the audit committee of the Purchaser), and (ii) such that the general partner and the limited partners, as defined therein, may not cause Purchaser, or any successor entity of Purchaser, whether in its current form as a limited partnership or as converted to or succeeded by a corporation or other form of business association, to effect a merger or other business combination of Purchaser or such successor, in each case pursuant to Section 253 of the General Corporation Law of Delaware, or any successor statute, or any similar short-form merger statute under the laws of Delaware or any other jurisdiction.

ARTICLE IX

TERMINATION

     9.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

          (a) By written notice of Seller or Purchaser, if the Closing shall not have taken place on or before September 30, 2005; provided, however, that the right to terminate this Agreement under this Section 9.1 shall not be available to any party whose willful failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

          (b) Upon the giving of the Section 1.4 Notice;

          (c) By Purchaser, if there shall have been a material breach of any covenant, representation or warranty or other agreement of Seller hereunder, and such breach shall not have been remedied within ten Business Days after receipt by Seller of a notice in writing from Purchaser specifying the breach and requesting such be remedied; or

          (d) By Seller, if there shall have been a material breach of any covenant, representation or warranty or other agreement of Purchaser hereunder, and such breach shall not have been remedied within ten Business Days after receipt by Purchaser of notice in writing from Seller specifying the breach and requesting such be remedied.

     9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Article X and Article XII, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior willful breach of this Agreement.

ARTICLE X

INDEMNIFICATION

     10.1 Indemnification by Seller. Seller agrees to indemnify Purchaser, its Affiliates and their respective officers, directors, employees, independent contractors, stockholders, principals, partners, agents, or representatives (each an “Indemnified Person” and collectively, the “Indemnified Persons”) against, and to hold each Indemnified Person harmless from, any and all Losses incurred or suffered by any Indemnified Person relating to or arising out of or in connection with (a) any breach of or any inaccuracy in any representation or warranty made by Seller in this Agreement, or (b) any breach of or failure by any Seller to perform any of its covenants or obligations set out or contemplated in this Agreement. Notwithstanding any provisions to the contrary contained herein, the aggregate liability of Seller and Barberry Corp. for any and all obligations under this Agreement shall in no event exceed the Purchase Price.

     10.2 Claims. As promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the Indemnified Person shall promptly give notice to the Seller (“Indemnifying Person”) of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted; if the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person’s claim for the difference. In addition to the amounts recoverable by the Indemnified Person from the Indemnifying Person pursuant to the foregoing provisions, the Indemnified Person shall also be entitled to recover from the Indemnifying Person interest on such amounts at the rate of Two Times Prime from, and including, the thirty-fifth day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by the Indemnified Person.

     10.3 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto (a “Third Party Claim”) in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, participate in the defense of any Third Party Claim, suit, action or proceeding (a) upon notice to the Indemnified Person and (b) upon delivery by the Indemnifying Person to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such Third Party Claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such Third Party Claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person’s counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person’s reasonable request for such consultation from time to time with respect to such Third Party Claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person’s counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such Third Party Claim, action, suit or proceeding and the Indemnifying Person shall pay all of the fees and disbursements in connection with the retention of such separate counsel. If the Indemnifying Person fails to promptly notify the Indemnified Party that the Indemnifying Party desires to defend the Third Party Claim pursuant, or if the Indemnifying Person gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Person, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnifying Person in good faith or will be settled at the discretion of the Indemnifying Person (with the consent of the Indemnifying Person, which consent will not be unreasonably withheld). The Indemnifying Person will have full control of such defense and proceedings, including any compromise or settlement thereof. Whether or not the Indemnifying Person chooses to defend or prosecute any such Third Party Claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     10.4 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise thereof; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least 30 days’ notice of any proposed settlement or compromise of any Third Party Claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such Third Party Claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

     10.5 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not assume the defense of any Third Party Claim, suit, action or proceeding brought against an Indemnified Person, then any failure of the Indemnified Person to defend or to participate in the defense of any such Third Party Claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of any of its obligations under this Agreement.

     10.6 Tax Character. Seller and Purchaser agree that any payments pursuant to this Article X will be treated for federal and state income tax purposes as adjustments to the purchase price of the Membership Interest, and that they will report such payments on all Tax Returns consistently with such characterization.

ARTICLE XI

DEFINITIONS

     11.1 Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

     “2004 Reserve Reports” means the reserve reports prepared by an independent petroleum reserve engineering firm acceptable to both Purchaser and Seller which provides estimates of the net recoverable crude oil and natural gas reserves of the Company and the Subsidiaries, for each of the Reserve Categories, as of January 21, 2005. The proved undeveloped, probable, and possible reserve estimates shall be further subdivided into (i) reserves attributable to the properties of the Company in Pecos County, Texas known as Longfellow Ranch Field, and (ii) all other such reserves. The 2004 Reserve Reports shall be prepared consistent with industry standards, using methodologies consistent with reserve reports prepared for the Company and its Subsidiaries by independent petroleum reserve engineering firms for years prior to 2004.

     “Adjusted Low Reserve Valuation Amount” means the sum of A and B, where A equals the quotient, the dividend of which is the Low Reserve Valuation Amount minus $497,477,000, and the divisor of which is 2, and B equals $278,241,000.

     “Adjusted High Reserve Valuation Amount” means the sum of A and B, where A equals a quotient, the dividend of which is the High Reserve Valuation Amount minus $489,877,000, and the divisor of which is 2, and B equals $278,241,000.

     “Adjusted Purchase Amount” means the sum of A and B, where A equals the product of (a) the difference between the Adjusted High Reserve Valuation Amount and Adjusted Low Reserve Valuation Amount, and (b) 70.3%, and B equals the Adjusted Low Reserve Valuation Amount.

     “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person.

     “Agreement” has the meaning ascribed to it in the recitals.

     “Alternative Sellers” has the meaning ascribed to it in Section 1.4(b)(i).

     “Alternative Transaction” has the meaning ascribed to it in Section 1.4(b).

     “AREH” means American Real Estate Holdings Limited Partnership, a Delaware limited partnership.

     “AREP Oil and Gas” means AREP Oil & Gas LLC, a Delaware limited liability company.

     “AREP Units” has the meaning ascribed to it in Section 1.2(c).

     “AREP/NEG MGP LLC” means AREP/NEG MGP LLC, a Delaware limited liability company.

     “Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

     “Assignment Agreement” has the meaning ascribed to it in Section 1.4(a).

     “Astral” has the meaning ascribed to it in Section 1.4(b)(i).

     “Audited Financial Statements” means the audited financial statements of the Company as of December 31, 2003 and December 31, 2004, consisting of the balance sheet at such date and the related statements of operations, statement of members’ equity, and cash flows for the year then ended, each accompanied by the audit report of KPMG LLP, independent public auditors with respect to the Company.

     “Bank of Texas Lien” means that lien existing in connection with the pledge of the Membership Interest to Bank of Texas, N.A. pursuant to the Mizuho Pledge Agreement.

     “Business Day” means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in New York City are generally closed for business.

     “Business or Condition” of any Person means the business, condition (financial or otherwise), properties, assets or results of operations or prospects of such Person, taken as a whole.

     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any successor statutes and any regulations promulgated thereunder.

     “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System List.

     “Cigas” has the meaning ascribed to it in Section 1.4(b)(i).

     “Closing” has the meaning ascribed to it in Section 1.3.

     “Closing Date” has the meaning ascribed to it in Section 1.3.

     “Closing Reserve Value Ranges” means a calculation of the ranges of present values of the net estimated cash flows for each of the Reserve Categories of the Company and the Subsidiaries, as set forth in the 2004 Reserve Reports, utilizing the ranges of discount rates set forth below, and based on all of assumptions contained in the 2004 Reserve Reports (except that initial cash prices per barrel of oil and per mcf of natural gas shall be as described in Annex A and adjusted on a well-by-well basis consistent with the methodologies applied in the 2004 Reserve Reports for items such as transportation, basis differentials, marketing, the quality of the crude oil and the heating value of the natural gas).

Reserve Category	Discount Rates
	Low	High
Proved Developed Producing	10.0%	10.0%
Proved Developed Non-Producing	10.0%	15.0%
Proved Undeveloped
Longfellow	15.0%	15.0%
All Other	15.0%	20.0%
Probable
Longfellow	20.0%	25.0%
All Other	25.0%	40.0%
Possible
Longfellow	40.0%	40.0%
All Other	40.0%	60.0%

     “Closing Statement” has the meaning ascribed to it in Section 1.2(b).

     “Closing Statement Date” has the meaning ascribed to it in Section 1.2(b).

     “Company” has the meaning ascribed to it in the recitals.

     “Contract” means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.

     “Dollars” or numbers proceeded by the symbol “$” means amounts in United States Dollars.

     “Environmental Claim” means any third party (including, without limitations, governmental agencies and employees) action, lawsuit, claim or proceeding (including claims or proceedings under OSHA or similar laws relating to safety of employees) that seeks to impose liability for (a) pollution or contamination of the ambient air, surface water, ground water or land; (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (c) exposure to hazardous or toxic substances; (d) the safety or health of employees; or (e) the transportation, processing, distribution in commerce, use or storage of hydrocarbons or chemical substances. An Environmental Claim includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit.

     “Environmental Law” means any law, rule, regulation or order of other requirements of law (including common law) any federal, foreign, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority with jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets that relates to (a) pollution or protection of human health, natural resources and the environment, including ambient air, surface water, ground water or land; (b) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (c) exposure to Hazardous Materials; (d) the safety or health of employees; or (e) regulation of the manufacture, processing, distribution in commerce, use or storage of Hazardous Materials, including hydrocarbons or chemical substances. Environmental Laws include but are not limited to OSHA, CERCLA, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Oil Pollution Act of 1990 (“OPA”), as amended, the Hazardous Materials Transportation Act, as amended, and any other federal, foreign, state and local law whose purpose is to conserve or protect human health, the environment, wildlife or natural resources.

     “Environmental Permit” means any permit, license, approval or other authorization under any Environmental Law, applicable law, regulation and other requirement of the United States or any foreign country or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of hydrocarbons or chemical subsidiaries, pollutants, contaminants or hazardous or toxic materials or wastes.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Financial Statements” means the Audited Financial Statements and the Interim 2004 Financial Statements.

     “Fixtures and Equipment” has the meaning ascribed to it in Section 3.18.

     “GAAP” means U.S. generally accepted accounting principles at the time in effect.

     “Good and Defensible Title” means such right title and interest that is (a) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice, and (b) subject to Permitted Encumbrances, free and clear of all Liens, claims, infringements, burdens and other defects.

     “Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, administrative or other agency, commission, authority, licensing board official or other instrumentality of the United States or any state, county, city or other political subdivision.

     “GP Interest” has the meaning ascribed to it in Section 1.4(b)(i).

     “GP Interests” has the meaning ascribed to it in Section 1.4(b)(i).

     “Hazardous Material” means (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste” or “solid waste,” in either case as defined by the Resource Conservation and Recovery Act, as amended; (c) any hazardous, dangerous or toxic chemical, material, waste or substance, regulated by any Environmental Law; (d) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq. and any amendments or authorizations thereof; (e) any asbestos-containing materials in any form or condition; (f) any polychlorinated biphenyls in any form or condition; (g) petroleum, petroleum hydrocarbons, or any fraction or byproducts thereof; (h) any air pollutant which is so designated by the U.S. Environmental Protection Agency as authorized by the Clean Air Act; or (i) any mold or microbial/microbiological contaminants that pose a risk to human health or the environment.

     “High Reserve Valuation Amount” means the sum of the high range of the Closing Reserve Value Ranges (based on the low discount rates) for each of Reserve Categories.

     “Imbalance” has the meaning ascribed to it in Section 1.2(b)(i).

     “Imbalance Value” has the meaning ascribed to it in Section 1.2(b)(ii).

     “Indemnified Person” has the meaning ascribed to it in Section 10.1.

     “Indemnifying Person” has the meaning ascribed to it in Section 10.2.

     “Interim 2004 Financial Statements” means the unaudited internal financial statements of the Company for the nine months ended September 30, 2004, consisting of the balance sheet at such date and the related statements of operations for the period then ended.

     “Knowledge” means, with respect to the Seller, the Company and/or the Subsidiaries, in each case the knowledge of any director, officer, senior executive, partner or member of Seller, Company or any Subsidiary.

     “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     “Lease” means each of the oil and gas or mineral leases set forth on Schedule 3.22(a).

     “License” means licenses, permits, certificates of authority, authorizations, approvals, registrations, findings of suitability, variances, exemptions, certificates of occupancy, orders, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

     “Lien” means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment, encumbrance or other adverse claim of any kind or description.

     “Loss” or “Losses” means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys’ fees and expenses and costs of investigation and litigation).

     “Low Reserve Valuation Amount” means the sum of the low range of the Closing Reserve Value Ranges (based on the high discount rates) for each of Reserve Categories.

     “Managing GP Interest” has the meaning ascribed to it in Section 1.4(b)(i).

     “Material Adverse Effect” or “Material Adverse Change,” as to any Person, means a material adverse change (or circumstance involving a prospective change) in the Business or Condition of such Person, other than changes resulting from changes or fluctuations in the market price of oil, gas or natural gas.

     “Meeting” has the meaning ascribed to it in Section 5.2(c).

     “Membership Interest” has the meaning ascribed to it in the Recitals of this Agreement.

     “Mizuho Credit Agreement” means that certain Credit Agreement, dated as of December 29, 2003, among NEG Operating LLC, certain lenders party thereto, Mizuho Corporate Bank, Ltd., as Administrative Agent, Bank of Texas, N.A. and The Bank of Nova Scotia, as Co-Agents, Bank of Texas, N.A., as Collateral Agent and Mizuho Corporate Bank, Ltd., as Sole Arranger and Bookrunner.

     “Mizuho Credit Documents” means the Mizuho Credit Agreement, the Seller Pledge Agreement, the NEG Operating Pledge Agreement, the NEGI Pledge Agreement, the Security

Agreement and all documents entered into or delivered in connection therewith and all amendments and modifications thereto.

     “NEGI” means National Energy Group, Inc.

     “NEGI Pledge Agreement” means that certain Pledge Agreement and Irrevocable Proxy, dated as of December 29, 2003, by National Energy Group, Inc. in favor of Bank of Texas, N.A., as Collateral Agent.

     “National Priorities List” means the list of priority contaminated sites maintained by the United States Environmental Protection Agency as contemplated by Section 105 of CERCLA.

     “NEG Operating Pledge Agreement” means that certain Pledge Agreement and Irrevocable Proxy, dated as of December 29, 2003, by NEG Operating LLC in favor of Bank of Texas, N.A., as Collateral Agent.

     “Oil and Gas Properties” means all of the rights, titles and interests in and to oil and gas or mineral properties of the Company and the Subsidiaries including all oil and gas or mineral leases and other mineral interests of the Company and the Subsidiaries and all of the surface leases, rights-of-way, easements, licenses, permits, servitudes and other rights-of-use (whether surface, subsurface or subsea) of the Company and the Subsidiaries.

     “Operating Agreement” has the meaning set forth in the Recitals.

     “Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     “OSHA” means the Occupational Safety and Health Act, as amended, or any successor statute, and any regulations promulgated thereunder.

     “Panaco Agreement” means the Agreement and Plan of Merger dated as of January 21, 2005, by and among National Offshore LP, Highcrest Investors Corp., Arnos Corp, Purchaser and Panaco Inc..

     “Permitted Encumbrances” means, as applicable,

          (a) any liens for taxes and assessments not yet delinquent as of the Closing Date;

          (b) any liens or security interests created by law or reserved in oil and gas leases attributable to any assets or property for royalty, bonus or rental, or created to secure compliance with the terms of any assets or property;

          (c) any obligations or duties affecting any assets or property to any municipality or public authority with respect to any franchise, grant, license or permit, and all applicable laws, rules and orders of governmental authority;

          (d) any (i) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, fishing, lodging, canals, ditches, reservoirs or the like, and (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way attributable to any assets or property;

          (e) all lessors’ royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on or deductions from the proceeds of production attributable to any assets or property;

          (f) all rights attributable to any assets or property with respect to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein to the extent same are customarily obtained following such sale or conveyance;

          (g) encumbrances securing payments to mechanics and material men and encumbrances attributable to any assets or property securing payment of taxes or assessments that are, in either case, not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business;

          (h) all rights attributable to any assets or property with respect to production sales contracts; division orders; contracts for sale, purchase, exchange, refining, or processing of hydrocarbons; unitization and pooling designations, declarations, orders and agreements; operating agreements; agreements of development; gas balancing or deferred production agreements; processing agreements; plant agreements; pipeline, gathering and transportation agreements; salt water or other disposal agreements; seismic or geophysical permits or agreements; and any and all other agreements which are ordinary and customary in the oil, gas and other mineral exploration, development or extraction business, to the extent such declarations, order and agreements described in the Schedules attached hereto; and

          (i) all encumbrances, restrictions, exceptions, limitations and liens contemplated, created and described in that certain Credit Agreement among NEG Operating LLC; Mizuho Corporate Bank, LTD; Bank of Texas, N.A.; the Bank of Nova Scotia; et al dated December 29, 2003 as amended;

     “Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     “Plans” means all material pension and profit sharing, retirement and post retirement welfare benefit, health insurance benefit (medical, dental and vision), disability, life and accident insurance, sickness benefit, vacation, employee loan and banking privileges, bonus, incentive, deferred compensation, workers compensation, stock purchase, stock option, phantom stock and other equity-based, severance, employment, change of control or fringe benefit plans, programs, arrangements or agreements, whether written or oral, including any employee benefit plans defined in Section 3(3) of ERISA., maintained or contributed to by the Company or any of the Subsidiaries.

     “Proposals” has the meaning ascribed to it in Section 5.2(c).

     “Proposed Consent” means the consent of the Required Lenders under the Mizuho Credit Agreement to the transfer of the Membership Interest as contemplated by this Agreement.

     “Purchase Price” has the meaning ascribed to it in Section 1.2(c).

     “Purchaser” has the meaning ascribed to it in the recitals of this Agreement.

     “Real Property” has the meaning ascribed to it in Section 3.17.

     “Reserve Categories” means (i) proved developed producing, (ii) proved developed non-producing, (iii) proved undeveloped, (iv) probable, and (v) possible.

     “Registration Rights Agreement” means the Registration Rights Agreement between Purchaser, Seller, and the other parties thereto, in substantially the form attached hereto as Exhibit B.

     “SEC” has the meaning ascribed to it in Section 3.14.

     “Section 1.4 Notice” has the meaning ascribed to it in Section 1.4(c).

     “Security Agreement” means that certain Security Agreement, dated as of December 29, 2003, by NEG Operating LLC in favor of Bank of Texas, N.A., as Collateral Agent.

     “Seller” has the meaning ascribed to it in the recitals of this Agreement.

     “Seller Pledge Agreement” means that certain Pledge Agreement and Irrevocable Proxy, dated as of December 29, 2003, by Seller in favor of Bank of Texas, N.A., as Collateral Agent.

     “Shana” has the meaning ascribed to it in Section 3.3.

     “Statement” has the meaning ascribed to it in Section 5.2(c).

     “Subsidiary” means NEG Operating LLC, Shana National LLC, a Delaware limited liability company, NGX Energy Limited Partnership, a Delaware limited partnership, NGX GP of Delaware LLC, a Delaware limited liability company, and NGX LP of Delaware LLC, a Delaware limited liability company.

     “Substitute Agreement” has the meaning ascribed to it in Section 1.4(b).

     “Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including attachments thereto and amendments thereof, and including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     “Taxes” means any and all taxes, charges, fees, levies, duties, liabilities, impositions or other assessments, including, without limitation, income, gross receipts, profits, excise, real or personal property, environmental, recapture, sales, use, value-added, withholding, social security, retirement, employment, unemployment, occupation, service, license, net worth, payroll, franchise, gains, stamp, transfer and recording taxes, fees and charges, imposed by the Internal Revenue Service (“IRS”) or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies, duties, liabilities, impositions or other assessments.

     “Third Party Claim” has the meaning ascribed to it in Section 10.3.

     “TransTexas Agreement” means that certain Agreement and Plan of Merger dated as of January 21, 2005, by and among National Onshore LP, Highcrest Investors Corp. and TransTexas Gas Corporation.

     “Two Times Prime” means two times the prime rate published by Citibank, N.A.

     “Well” or “Wells” means all of the oil, gas and condensate wells, (whether producing, not producing or abandoned or temporarily abandoned) in which the Company holds an interest.

ARTICLE XII

MISCELLANEOUS

     12.1 Investigation. It shall be no defense to an action for breach of this Agreement that Purchaser or its agents have (or have not) made investigations into the affairs of the Company or that the Company or Seller could not have known of the misrepresentation or breach of warranty.

     12.2 Survival of Representations and Warranties. The representations and warranties of the parties hereunder shall survive the Closing.

     12.3 Entire Agreement. This Agreement, including the schedules and exhibits hereto, which are incorporated herein and made an integrated part hereof, constitutes the entire agreement between the parties hereto and supersedes any and all prior discussions and agreements between the parties relating to the subject matter hereof.

     12.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     12.5 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     12.6 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person, except that each Indemnified Persons shall be a third party beneficiary of Article X.

     12.7 Assignment; Binding Effect. No party may assign this Agreement or any right, interest or obligation hereunder without the prior written consent of the other Parties. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     12.8 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     12.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

     12.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

     12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     12.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. No party to this Agreement shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of, this Agreement or any related instruments or the relationship between the parties. No party will seek to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     12.13 Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of any NY State Court in the County of New York or any courts of the United States of America located in the Southern District of New York, and each party hereby agrees that all suits, actions and proceedings brought by such party hereunder shall be brought in any such court. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party or the other party. In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by any means permitted by Section 0 (other than facsimile transmission). Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

     12.14 Expenses. All expenses, costs and fees in connection with the transactions contemplated hereby (including fees and disbursements of counsel, consultants and accountants) incurred by (a) Seller shall be paid and borne exclusively by Seller, and (b) Purchaser shall be paid and borne exclusively by Purchaser. Notwithstanding the foregoing, if this Agreement is terminated prior to the Closing and such termination results from any breach by Seller or Purchaser, as the case may be, of any representation, warranty or covenant by such party, then such breaching party shall reimburse the non-breaching party for all such expenses, fees and cash, including for all expenses, fees and cash incurred in connection with obtaining high yield or other financing.

     12.15 Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be delivered personally, by certified or registered mail, return receipt requested, and postage prepaid, by courier, or by facsimile transmission, addressed as follows:

If to Seller:

Icahn Associates Corp.
767 Fifth Avenue, Suite 4700
New York, NY 10153

If to Purchaser:

American Real Estate Partners, L.P.
100 South Bedford Rd.
Mt. Kisco, NY 10549

With a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention: William D. Regner

or to such other address as a party may from time to time designate in writing in accordance with this Section. Each notice or other communication given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been received (a) on the Business Day it is sent, if sent by personal delivery, (b) the earlier of receipt of three Business Days after having been sent by certified or registered mail, return receipt requested and postage prepaid, (c) on the Business Day it is sent, if sent by facsimile transmission and an activity report showing the correct facsimile number of the party on whom notice is served and the correct number of pages transmitted is obtained by the sender (provided, however, that such notice or other communication is also sent by some other means permitted by this Section 12.15, or (d) on the first Business Day after sending, if sent by courier or overnight delivery.

     12.16 Further Assurances. Each of 12.17 the parties hereto covenants and agrees that, from time to time subsequent to Closing, it will, at the request of the other party, execute and deliver (or, in the case of Purchaser, cause AREH or AREP Oil and Gas to execute and deliver) all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as such other party may from time to time request be executed or done in order to better evidence, perfect or effect any provision of this Agreement, or of any agreement or other document executed pursuant to this Agreement, or any of the respective obligations intended to be created hereby or thereby.

[Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

Gascon Partners

By: Cigas Corp., its managing general partner

By:	/s/ Edward E. Mattner

Name: Edward E. Mattner
Title: Authorized Signatory

American Real Estate Partners, L.P.

By: American Property Investors, Inc., its general partner

By:	/s/ Keith A. Meister

Name: Keith A. Meister
Title: President and Chief Executive Officer

For Purposes of Section 1.4 only:

CIGAS CORP.

By:	/s/ Edward E. Mattner

Name: Edward E. Mattner
Title: Authorized Signatory

ASTRAL GAS CORP.

By:	/s/ Edward E. Mattner

Name: Edward E. Mattner
Title: Authorized Signatory

For Purposes of Section 5.2(c) only:

BARBERRY CORP.

By:	/s/ Edward E. Mattner

Name: Edward E. Mattner
Title: Authorized Signatory

HIGH COAST LIMITED PARTNERSHIP By: Little Meadow Corp., its general partner

By:	/s/ Edward E. Mattner

Name: Edward E. Mattner
Title: Authorized Signatory

[Signature Page to the Membership Interest Purchase Agreement between Gascon Partners and AREP with respect to interest in NEGH.]

GUARANTY: The undersigned hereby guarantees the payment and performance by each of Gascon Partners, Cigas Corp. and Astral Gas Corp. of all of its respective duties and obligations under this Agreement when due.

BARBERRY CORP.

By: /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

Exhibit A

Assignment and Assumption Agreement

     Assignment and Assumption Agreement, dated as of ___, 2005, among American Real Estate Partners, L.P.(“AREP”), American Real Estate Holdings Limited Partnership (“AREH”), AREP Oil & Gas LLC (“AREP Oil and Gas”), AREP/NEG MP LLC (“AREP/NEG”) and Gascon Partners (“Gascon”). Capitalized terms used herein shall have the meanings attributed to them in the Membership Interest Purchase Agreement, dated as of even date herewith, between AREP and Gascon (the “Membership Interest Purchase Agreement”).

     In consideration of the purchase and sale of the membership interests in accordance with the Membership Purchase Agreement, Purchaser, AREH, AREP Oil and Gas and Seller agree as follows:

     1. Gascon hereby transfers and conveys all of its right, title and interest in, to and under the Operating Agreement of NEG Holding LLC (the “Company”) to AREP (the “AREP Transfer”). Simultaneously with the AREP Transfer, AREP hereby transfers and conveys all of its right, title and interest in, to and under the Operating Agreement to AREH (the “AREH Transfer”). Simultaneously with the AREH Transfer, AREH hereby transfers and conveys all of its right, title and interest in, to and under the Operating Agreement to AREP Oil and Gas (the “AREP Oil and Gas Transfer”). Simultaneously with the AREP Oil and Gas Transfer, AREP Oil and Gas hereby transfers and conveys all of its right, title and interest in, to and under the Operating Agreement to AREP/NEG.

     2 Each of such transferees hereby accepts all of Gascon’s right, title and interest in, to and under the Operating Agreement as contemplated above.

     3. As a result of the foregoing, AREP/NEG is the owner of the Membership Interest and is hereby admitted as a member of the Company having all of the rights, powers and interest formerly owned by Gascon.

     IN WITNESS WHEREOF, the parties have executed this document on ___, 2004.

Gascon Partners By: Cigas Corp., its managing general partner

By:

Name:
Title:

[Signature Page to the Assignment and Assumption Agreement between Gascon Partners, AREP, AREH and AREP
Oil & Gas with respect to the membership interest in NEGH]

American Real Estate Partners, L.P.

By: American Property Investors, Inc., its general partner

By:

Name: Title:

American Real Estate Holdings Limited Partnership

By: American Property Investors, Inc., its general partner

By:

Name: Title:

AREP Oil & Gas LLC

By:

Name: Title:

AREP/NEG MGP LLC

By:

Name:
Title:

ACKNOWLEDGED AND AGREED TO:

NEG HOLDING LLC

By:

Name:
Title:

[Signature Page to the Assignment and Assumption Agreement between Gascon Partners, AREP, AREH and AREP
Oil & Gas with respect to the membership interest in NEGH]

Exhibit B

Form Of Registration Rights Agreement

ANNEX A

Year	Oil Price ($/Bbl)	Gas Price ($/mcf)
2005	$44.36	$6.184
2006	$41.35	$6.267
2007	$39.57	$5.921
2008	$37.50	$5.750
2009	$35.00	$5.500
Thereafter	$35.00	$5.500